UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

As previously reported in the Current Report on Form 8-K of EXCO Resources, Inc. (the “Company”) dated May 24, 2016, the Company has been deemed to be noncompliant with New York Stock Exchange (“NYSE”) listing standards since June 2, 2016 due to the Company having an Audit Committee (“Audit Committee”) of the Board of Directors (the “Board”) consisting of only a single member following the departure of two former members of the Audit Committee, Jeffrey D. Benjamin and Jeffrey S. Serota, from the Board on May 23, 2016.

On June 15, 2016, the Company’s Board appointed Wilbur L. Ross, Jr. and B. James Ford, each of whom is currently a member of the Board, to the Audit Committee and provided notice to the NYSE of the appointments. On June 21, 2016, the Company received a notice from the NYSE acknowledging that, as of June 20, 2016, the Company is in compliance with all NYSE listing standards. The notice also provided that the “.BC” designation that was added to the Company’s ticker symbol to indicate the status of the common shares as “below compliance” will cease to be disseminated on June 22, 2016 and the Company will then be removed from the list of noncompliant issuers maintained by the NYSE.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: June 22, 2016	By:	/s/ Justin Clarke
	Name:	Justin Clarke
	Title:	Vice President, General Counsel and Secretary

3